SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 30, 2010
Date of Report (Date of earliest event reported)

GRYPHON RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53371
 (Commission File Number)

98-0465540
 (IRS Employer Identification Number)

1313 East Maple Street, Suite 201-462
Bellingham, Washington 98225
(Address of principal executive offices)

360.685.4238
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 - Other Events

On November 30, 2010, Gryphon Resources Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) which will allow it to acquire an option to purchase certain mineral exploration rights from Mr. Noel Cousins and Mr. Steven Van Ert to a property in south-central Arizona, USA, named the Cruce Property. Mr. Cousins and Mr. Van Ert (collectively the “Vendors”) each owned a 50% interest in the mineral exploration rights to the Cruce Property and held the sole right, title and interest to the Cruce Property exploration rights (subject to the rights and title of the State of Arizona), free and clear of all liens and encumbrances. Under the LOI (attached hereto as Exhibit A), upon entry into an a material definitive option agreement, the Vendors will grant an exclusive option (the “Option”), to Gryphon to purchase a 100% undivided right, title and interest in Vendors’ rights to the Cruce Property.

To exercise the Option, Gryphon must, in staged increments, over three years: (i) pay the vendors an aggregate sum of US$265,000; (ii) incur an aggregate of at least US$335,000 of expenditures on the Cruce Property; and (iii) issue the vendors an aggregate of 2,600,000 restricted common shares of Gryphon. Additionally, the vendors will receive an Net Smelter Royalty payment of 3%, subject to a minimum royalty payment of US$250,000 per year upon commencement of mineral production.

SECTION 9 – FINANCIAL STATEMENTS AND EXIHIBITS

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON RESOURCES, INC.

/s/ Alan Muller
Alan Muller,
President and CEO
Dated:  December 2, 2010